EXHIBIT 5.1

November 8, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Healthworld Corporation

Gentlemen:

We have acted as counsel for Healthworld Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, for issuance under the Company's 1997 Stock Option Plan, as amended (the "Plan").

We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of stock option agreements or certificates issued under the Plan and otherwise in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

ROSENMAN & COLIN LLP


By: /s/ Wayne A. Wald
    -----------------
      A Partner


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